LOAN AGREEMENT

         THIS LOAN AGREEMENT, as amended, modified or otherwise supplemented from time to time (this "Agreement"), is made and entered into by and between THE CANOPY GROUP, INC., a Utah corporation ("Lender"), and EBIZ ENTERPRISES, INC., a Nevada corporation ("Borrower"), who, for good and valuable consideration, the adequacy and receipt of which is acknowledged, agree as follows.

                                    ARTICLE 1
                                      LOAN

         1.1 Loan. Subject to the terms and conditions hereof, Lender shall make a loan or loans, each a "Loan" or collectively, the "Loans" from time to time to Borrower, and Borrower may borrow from Lender, an amount of up to One Million Dollars ($1,000,000.00) upon the terms and conditions set forth in the form of Secured Convertible Promissory Note attached hereto as Exhibit A (the "Note"). The closing of the Loan shall occur on January 29, 2001 (the "Closing Date"). Lender shall make an initial Loan of Two Hundred Thousand Dollars ($200,000) on the Closing Date (the "Initial Loan").

         1.2 Loan Fees. Borrower shall pay to Lender a fee for originating the Loans in the amount of Five Thousand Dollars ($5,000.00) from the Loan Proceeds (which may be withheld by Lender upon disbursement of the Loan Proceeds).

         1.3 Collateral. In addition to any other collateral described in any other documents executed in connection with the Loans (which documents, together with this Agreement, the Note and the other documents referred to in this
Section 1.3 and Section 1.4, constitute the "Loan Documents"), the Loans shall be secured by a perfected security interest in "Collateral" as that term is defined in the form of Security Agreement attached hereto as Exhibit B (the "Ebiz Security Agreement").

         1.4 Additional Security. The Loans shall also be secured by a security interest in all the assets of Jones Business Systems, Inc. ("JBSI"), a wholly owned subsidiary of Borrower that will receive substantial benefits from the amounts loaned under this Agreement, as provided in the form of Security Agreement attached hereto as Exhibit C (the "JBSI Security Agreement")

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         Borrower makes the following representations and warranties to Lender as of the date hereof and as of the Closing Date:

         2.1 Organization and Qualification. Borrower is a corporation duly organized and existing in good standing under the laws of the State of Nevada. Borrower is duly qualified to do business in each jurisdiction where the conduct of its business requires qualification and where the failure to be so qualified could reasonably be expected to have a material adverse effect on the business, assets, operations, or financial condition of Borrower ("Material Adverse Effect"). Borrower has the full power and authority to own its properties and to conduct the business in which it engages and to enter into and perform its obligations under the Loan Documents, and all agreements, documents, obligations, and transactions contemplated by this Agreement.

         2.2 Authorization. The execution, delivery, and performance by Borrower of the Loan Documents and all agreements, documents, obligations, and transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Borrower and are not inconsistent with Borrower's organizational documents or any resolution of the Board of Directors of Borrower, do not and will not contravene any provision of, or constitute a default under, any material indenture, mortgage, contract, or other instrument to which Borrower is a party or by which Borrower is bound. Upon their execution and delivery, the Loan Documents will constitute legal, valid, and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms.

         2.3 Pending Litigation. There is no action, suit or proceeding pending or to the best of Borrower's knowledge, threatened, against or affecting Borrower or the Collateral, in any court of law or equity or before any governmental or quasi-governmental instrumentality, whether federal, state, county or municipal, which would have a Material Adverse Effect on Borrower's ability to perform under the Loan Documents.

         2.4 Financial Statements and Other Information. Any and all financial statements delivered to Lender by Borrower are in accurate, complete, prepared in good faith, and accurately present the financial condition of Borrower and reflect accurately Borrower's assets, properties, and results of operation of Borrower's business as of the dates thereof. No material adverse change has occurred in the financial condition of Borrower reflected therein since September 30, 2000 and no additional borrowings have been made by Borrower since September 30, 2000 other than the borrowing contemplated hereby, or approved by Lender.

         2.5 Collateral. Borrower has sole title to the Collateral. Borrower neither owns nor possesses any interest of any kind in any assets which have not been disclosed to Lender.

         2.6 Commission Filings. Borrower has properly and timely filed with the Securities and Exchange Commission (the "Commission") all reports, proxy statements, forms and other documents required to be filed with the Commission under the Exchange Act since June 30, 2000 (the "Commission Filings"). As of their respective dates, (i) the Commission Filings complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Filings, and
(ii) none of the Commission Filings contained at the time of its filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Borrower included in the Commission Filings, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except in the case of unaudited statements permitted by under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Borrower and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

                                    ARTICLE 3
                              CONDITIONS PRECEDENT

         As a condition precedent to the disbursement of any Loan proceeds, all of the following conditions must be fully satisfied, as determined by Lender in Lender's sole discretion, by the dates specified in Section 3.6:

         3.1 Authority. Borrower has either delivered to Lender a copy of Borrower's organizational documents, together with all amendments or made such documents available in the Commission Filings, and delivered to Lender a copy of an original certificate of resolutions of Borrower acceptable to Lender. Borrower also has delivered to Lender such other evidence of Borrower's good standing and authority as Lender may request.

         3.2 Delivery of Loan Documents. All of the Loan Documents requested by Lender and the JBSI Security Agreement have been fully executed and the original executed documents delivered to Lender.

         3.3 Warrants. Lender shall have received from Borrower, in form and content reasonably acceptable to Lender, a 2 year warrant to purchase shares of the Borrower's Common Stock equal to $500,000 at an exercise price equal to the closing price of Borrower's Common Stock on the Closing Date.

         3.4 Opinion of Counsel. Borrower has delivered to Lender an opinion from Borrower's counsel in form and content reasonably satisfactory to Lender.

         3.5 Recording and Filing of Loan Documents. All of the Loan Documents which require filing or recording have been properly filed and recorded so that all of the liens and security interests granted to Lender in connection with the Loan will be properly created and perfected as described herein.

         3.6 Conditions Precedent Not Met. In the event that any of the requirements under Sections 3.1 through 3.3 have not been satisfied by January 29, 2001, or if the requirements under Section 3.4 and 3.5 have not been satisfied by February 8, 2001, then Lender will not be obligated to advance any funds, other than the Initial Loan, to Borrower under the Loan Documents.

                                    ARTICLE 4
                              COVENANTS OF BORROWER

         Borrower agrees and covenants with Lender as follows:

         4.1 Further Documentation. Upon Lender's written request and at Borrower's sole expense, Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as Lender may reasonably request for the purpose of obtaining, giving notice of, protecting, preserving and perfecting the security interests granted under this Agreement, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (the "Code") in effect in any jurisdiction with respect to the security interests created hereby, the recording of the security interests granted hereunder in any intellectual property with the appropriate governmental or other authorities in any jurisdiction. Borrower agrees that a carbon, photographic or other reproduction of this Agreement (or, if appropriate, any other Loan Document) will be sufficient as a financing statement for filing in any jurisdiction.

         4.2 Maintenance of Records. Borrower will keep and maintain records of the Collateral. For Lender's further security, Lender will have a security interest in all of the books and records of Borrower pertaining to the Collateral.

         4.3 Limitation on Dispositions of Collateral. Borrower will use all commercially reasonable efforts to preserve the Collateral without material impairment while conducting its business in the ordinary course in a manner that is consistent with Borrower's past business practices. Borrower will not, through any license, encumbrance, assignment, transfer or disposition of any of the Collateral, any creation of obligations of Borrower, or any other action,
(i) avoid or seek to avoid the observation or performance of any of the terms to be observed or performed by Borrower under any Loan Document, (ii) materially impair the benefit of any Loan Document or the Collateral to Lender, or (iii) materially and adversely affect Lender's ability to operate, or obtain the financial or economic benefit of, the Collateral in accordance with the terms of the Loan Documents. Borrower will at all times in good faith take, and assist in taking, all such action as may be necessary or appropriate to protect Lender's rights under the Loan Documents from impairment and to preserve for Lender's benefit the value of the Collateral.

         4.4 Payment of Taxes and Assessments. Borrower will pay prior to delinquency all taxes and assessments assessed against, levied upon or placed against the Collateral.

         4.5 Insurance. Borrower shall maintain insurance with respect to the Collateral in accordance with the insurance standards and practices adhered to generally by owners of like collateral.

         4.6 Financial Statements. Borrower covenants that it shall provide Lender with such financial statements and reports as Lender may reasonably request, and that such statements and reports shall be prepared in good faith, and shall fully and fairly represent Borrower's financial condition and the results of its operations for the period or periods covered. As to all financial statements and reports which Borrower has furnished or may in the future furnish to Lender, Borrower acknowledges and agrees that it has a contractual obligation to ensure that such statements and reports are accurate and complete. If any financial reports are not timely provided to Lender, and Lender determines to notify Borrower, in writing, that the same have not been timely provided, then Borrower shall have thirty (30) days from the date of Lender's written notice to deliver the delinquent financial reports to Lender. Nothing in this Section shall be construed to require that Lender give Borrower the written notice and the additional thirty (30) day grace period to provide delinquent financial reports as described above. Nothing in this Section shall be construed to alter, impair or infringe upon Lender's right to declare an Event of Default as provided in this Agreement or to alter or extend the time limits for cure of a non-monetary default as provided in this Agreement.

         4.7 Meetings of Directors, Committees, and Observer Rights. Company shall:

                  (a) Permit Lender to have one representative attend each meeting of the Board, and any committee of the Board, in a non-voting observer capacity;

                  (b) Send to such representative the notice of the time and place of each such meeting in the same manner and at the same time as it shall send such notice to its Directors or committee members; and

                  (c) Provide to such representative copies of all notices, reports, minutes, and consent resolutions at the same time and in the same manner as they are provided to the Board or any committee members;

provided that Borrower may require as a condition precedent to these rights that each person proposing to attend any Board meeting and each person who will have access to any of the information provided by Borrower to the Board shall agree to hold in confidence and trust, and to act in a fiduciary manner with respect to, all such information received during such meetings or otherwise; and provided further that Borrower reserves the right not to provide information and to exclude such representative from any meeting or portion of any meeting if delivery of the information or attendance at the meeting or portion of such meeting by such representative would result in trade secrets disclosure to such representative or would adversely affect the attorney-client privilege between Borrower and its counsel or if such representative is affiliated with a direct competitor of Borrower.

         4.8 Negative Covenants. Notwithstanding anything herein to the contrary, and as long as amounts under the Note, or the obligation of Lender to advance amounts under the Note remain outstanding, Borrower agrees not to do any of the following without Lender's prior written consent:

                  (a) Repurchase Capital Stock. Repurchase any shares of capital stock of Borrower other than from former employees of Borrower or a subsidiary of Borrower under terms approved by the Board.

                  (b) Dividends and Distributions. Pay any distributions to Borrower's stockholders.

                  (c) Sale of Assets. Sell any assets outside the ordinary course of business that, in the aggregate, exceed a value of $100,000.

                  (d) Sale and Leaseback. Sell, transfer or otherwise dispose of any real or personal property to any person and thereafter directly or indirectly lease back the same or similar property, outside the ordinary course of business that, in the aggregate, exceed a value of $100,000.

                  (e) No Liens on Collateral. Create, incur or permit to exist or to continue to exist, any lien, claim, security interest or encumbrance on or to any of the Collateral, other than the interests granted to Lender under the Loan Documents and liens, claims, security interests and encumbrances granted prior to the Closing Date.

                  (f) Additional Encumbrances. Create or incur or suffer to be created or incurred any encumbrance, mortgage, pledge, or charge of any kind upon any Collateral that, in the aggregate, exceed a value of $100,000.

                  (g) Additional Debt or Guarantees. Create or incur or suffer to be created or incurred any debt of any kind in an amount that exceeds an aggregate amount of $100,000, except that Borrower may incur debt to acquire inventory in the ordinary course of business.

                  (h) No Change in Location, Name, etc. Move any Collateral (other than as otherwise permitted in the Loan Documents) from their current location or change Borrower's name, identity or structure to such an extent that any financing statement or other Loan Document filed by Lender would become misleading or inaccurate. Notwithstanding the forgoing, Borrower may, without Lender's prior written consent, move inventory and other assets between Houston, Texas and Phoenix, Arizona to consolidate the operations of JBSI and Borrower.

                  (i) Mergers. Merge or consolidate with or into any other corporation, or other entity, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets, except in the ordinary course of business.

                  (j) Investments. Make any loan or advance to any person, entity or organization or purchase or otherwise acquire any capital stock, assets, obligations or other securities or, make any capital contributions to, or otherwise invest in or acquire any interest in any person, or participate as a partner or joint venture with any other person entity or organization, except:
(1) direct obligations of the United States or any agency thereof with maturities of one year or less form the date of acquisition; (2) commercial paper of a domestic issuer rated at least "A- I " by Standard & Poor's Corporation or "P- I " by Moody's Investors Service, Inc.: (3) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank having capital and surplus in excess of Fifty Million Dollars ($50,000,000); (4) stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower.

                  (k) Transactions with Affiliates. Enter into any transactions, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or exchange of property or the rendering of any service, with Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would obtain in a comparable arms length transaction with a Person which is not an Affiliate. For purposes of this Agreement, "Affiliate" shall mean means any person or entity directly or indirectly controlling, controlled by or under common control with the Company. This Subsection (k) shall not apply to transactions between Borrower and JBSI.

                  (l) Amendment to Organizational Documents. Amend or alter Borrower's Articles of Organization or Bylaws.

                  (m) Issuance of Stock. Issue or agree to issue any capital stock of Borrower or instruments convertible into capital stock of Borrower, except that Borrower may grant options and issue stock pursuant to Borrower's stock option plan, and fulfill any debt obligations, warrants or convertible instruments that are outstanding as of the date of this Agreement.

         4.9 Required Notices. Borrower shall give Lender prompt written notice of the following:

                  a. Any litigation or claims of any kind which might subject Borrower to any liability in an aggregate amount in excess of $50,000.00, whether covered by insurance or not, and any litigation involving any Collateral which could reasonably be expected to have a Material Adverse Effect.

                  b. All complaints made and demand letters sent by any governmental agency that could reasonably be expected to have a Material Adverse Effect on the Collateral.

                  c. Any material default under any material contract to which Borrower is a party or acceleration of any other indebtedness of Borrower.

                  d. Any event or conditions which constitute an Event of Default or, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

                  e. Any change that constitutes a Material Adverse Effect.

         4.10 Reports. Borrower shall keep Lender fully informed as to the status of Borrower's business by delivering to Lender, upon the written request of Lender, copies of quarterly operating statements (disbursements, receipts, etc.), and any other reports regarding the Borrower's business that Borrower has prepared.

         4.11 Expenses. All outside counsel legal fees and out of pocket expenses of Lender incurred in connection with negotiating, documenting, processing, consummating or servicing the Loan and the Loan Documents, not to exceed $10,000.00, shall be paid by Borrower out of Loan proceeds and may be deducted therefrom by Lender. Borrower agrees to pay all reasonable expenses, including reasonable attorneys fees and other legal expenses, incurred by Lender in any bankruptcy proceedings of any type involving Borrower, any Collateral or the Loan Documents, including, without limitation, reasonable expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral or relating to any plan of reorganization.

                                    ARTICLE 5
                                EVENTS OF DEFAULT

         5.1 Event of Default. Ten (10) days after written notice from Lender to Borrower for monetary defaults and thirty (30) days after written notice from Lender to Borrower for non-monetary defaults, if such defaults are not cured within such ten (10) day or thirty day (30) periods, respectively, each of the following shall constitute an event of default ("Event of Default") under this
Agreement:

                  a. Default in Payment. If Borrower fails to make any payment due and payable under the terms of the Note, this Agreement or any other Loan Document.

                  b.   Representations   and   Warranties.   If   any   of   the
representations and warranties made by Borrower shall be false or misleading in any material respect when made.

                  c. Covenants. If Borrower shall be in material default under any of the material terms, covenants, conditions, or obligations under any Loan Document or any other agreement with the Lender.

                  d. Dissolution. If Borrower is dissolved or terminated.

                  e. Receiver. If a receiver, trustee, or custodian is appointed for any part of the Collateral, or any part of the Collateral is assigned for the benefit of creditors.

                  f. Impairment to Lien. If at any time any Loan Document creating a lien on any of the Collateral may be impaired by any material lien, encumbrance or other defect granted or created after the date of this Agreement.

                  g. Bankruptcy. If a petition in bankruptcy is filed against Borrower, and such petition is not dismissed within ninety (90) days of filing, a petition in bankruptcy is filed by Borrower or a receiver, trustee or custodian of any part of the Collateral is appointed; or if Borrower files a petition for reorganization under any of the provisions of the Bankruptcy Act or any law, State or Federal, or makes an assignment for the benefit of creditors or is adjudged insolvent by any State or Federal Court of competent jurisdiction.

                  h. Judgment or Attachment. If a final judgment is entered against Borrower or any attachment be made for an amount in excess of $100,000.00 and such judgment or attachment is not paid or otherwise fully satisfied within thirty (30) days of the date it is entered.

                                    ARTICLE 6
                                    REMEDIES

         6.1 Termination and Acceleration. Upon the occurrence of an Event of Default, all obligations of Lender under this Agreement, and under the other Loan Documents at the election of Lender, shall cease and terminate and Lender may declare all amounts outstanding under the Note and other Loan Documents immediately due and payable and may foreclose on the Loan(s).

         6.2 Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the other Loan Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Lender may have, whether specifically granted in the Loan Documents, or existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as Lender may deem expedient. Any forbearance or delay by Lender in exercising any of its rights, remedies, and powers shall not be deemed to be a waiver and the exercise or partial exercise of any right, remedy, or power, and shall not preclude the further exercise of such right, remedy, and power and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Lender.

         6.3 Attorney-in-Fact. Upon the occurrence of an Event of Default, Borrower hereby irrevocably constitutes and appoints Lender as Borrower's true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and to do and perform any act such as referred to herein in the name and on behalf of Borrower. This power of attorney is irrevocable and is coupled with an interest.

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 Non-Waiver. No advance of Loan proceeds under this Agreement shall constitute a waiver of any of the conditions to be performed by Borrower and in the event Borrower is unable to satisfy any such conditions Lender shall not be precluded from declaring such failure to be an Event of Default.

         7.2 Survival. All representations, warranties and covenants of Borrower shall survive the making of the Loan and the provisions of this Agreement shall be binding upon Borrower, Borrower's successors and assigns and inure to the benefit of Lender, Lender's successors and assigns.

         7.3 Derivative Rights. Any obligation of Lender to make disbursements under this Agreement is imposed solely and exclusively for the benefit of
Borrower and no other person, firm or corporation shall, under any circumstances, be deemed to be a beneficiary of such condition, nor shall it have any derivative claim or action against Lender.

         7.4 Conflict. The Loan Documents shall be subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in this Agreement. In the event there is any conflict between the terms and conditions of this Agreement and any other Loan Document, this Agreement shall prevail.

         7.5 Assignment. Lender may assign the Loan Documents, in whole or in part, to any other person, firm or corporation provided that all provisions of this Agreement shall continue to apply in conjunction with the other Loan Documents. In the event of such assignment, it shall be deemed to have been made in pursuance of this Agreement and not to be a modification of this Agreement, and the disbursements and advances subsequently made shall be governed by the Loan Documents. Borrower shall not assign this Agreement, or any interest of Borrower in or to this Agreement, the Loan proceeds, or any of the Loan
Documents without the prior written consent of Lender. Any dissolution of Borrower, whether by operation of law or otherwise, without the prior written consent of Lender shall be assumed to be an assignment in violation of this Section.

         7.6 Notices. All notices shall be in writing and shall be deemed to have been sufficiently given or served when personally delivered, deposited in the United States mail, by registered or certified mail, or deposited with a reputable overnight mail carrier which provides delivery of such mail to be traced, addressed as follows:

         Lender:          The Canopy Group, Inc.
                          333 South 520 West, Suite 300
                          Lindon, UT 84042
                          Attention: President and CEO

         With copies (that shall
         not constitute notice)
         to:              The Canopy Group, Inc.
                          333 South 520 West, Suite 300
                          Lindon, UT 84042
                          Attention: Brent Christensen

         Borrower:        Ebiz Enterprises, Inc.
                          15695 North 83rd Way
                          Scottsdale, Arizona 85260
                          Attention:  Chief Executive Officer

         With copies (that shall
         not constitute notice)
         to:              Ebiz Enterprises, Inc.
                          15695 North 83rd Way
                          Scottsdale, Arizona 85260
                          Attention: General Counsel

Such addresses may be changed by notice to the other party given in the same manner provided in this Section.

         7.7 Terms. Whenever used in this Agreement, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

         7.8  Invalidity.  The  invalidity of any one or more or any part of the
conditions,   covenants,  articles,  sections,  phrases  or  sentences  of  this
Agreement shall not affect the remaining portions of this Agreement.

         7.9 Governing Law; Consent to Jurisdiction. This Agreement and all matters relating to this Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Utah. Each of the parties submits to the jurisdiction of any state or federal court sitting in Salt Lake County, Utah, in any action or proceeding arising out of or relating in any way to this Agreement or any other matter arising between the parties and agrees that all claims in respect of the action or proceeding shall be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or any other matter arising between the parties in any other court. Each of the parties waives any defense, including without limitation any defense of inconvenient forum, to the maintenance of any action or proceeding so brought.

         7.10 No Partnership. Nothing contained in this Agreement or in any of the other Loan Documents shall be construed as creating a joint venture or partnership between Borrower and Lender. There shall be no sharing of losses, costs and expenses between Borrower and Lender, and Lender shall have no right of control or supervision except as it may exercise its rights and remedies provided in the Loan Documents.

         7.11 Attorneys' Fees. Upon the occurrence of an Event of Default, Lender may employ an attorney or attorneys to protect Lender's rights under this Agreement, and Borrower shall pay Lender reasonable attorneys' fees and costs actually incurred by Lender, whether or not action is actually commenced against Borrower by reason of such breach. Borrower shall also pay to Lender any reasonable attorneys fees and costs incurred by Lender with respect to any insolvency or bankruptcy proceeding or other action involving Borrower. If Lender exercises the power of sale contained in any Loan Document or initiates foreclosure proceedings, Borrower shall pay all costs reasonably incurred and reasonable attorney fees and costs as provided in the Loan Documents.

         7.12 Waiver of Claims. Borrower represents as of the Closing Date that Borrower has no defenses to or setoffs against any indebtedness or other obligations owing to Lender for any reason whatsoever.

         7.13 Severability of Invalid Provisions. With respect to this Agreement and all other Loan Documents, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.14 Integrated Agreement and Subsequent Amendment. The Loan Documents, and the other agreements, documents, obligations, and transactions contemplated by this Agreement constitute the entire agreement between Lender and Borrower with respect to the subject matter of these agreements, and may not be altered or amended except by written agreement signed by Lender and Borrower. All prior and contemporaneous agreements, arrangements and understandings between the parties to this Agreement as to the subject matter of this Agreement, are, except as otherwise expressly provided in this Agreement, rescinded.

DATED: January 29, 2001.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                             LENDER:

EBIZ ENTERPRISES, INC.                THE CANOPY GROUP, INC.

By:                                      By:
   ----------------------------------       ------------------------------------
Name:                                    Name:
     --------------------------------         ----------------------------------
Title:                                   Title:
      -------------------------------          ---------------------------------

                    [Signature Page to Loan Agreement between
               Ebiz Enterprises, Inc. and The Canopy Group, Inc.]

                                    EXHIBIT A
                                  FORM OF NOTE
                                   (13 PAGES)

                                    EXHIBIT B
                         FORM OF EBIZ SECURITY AGREEMENT
                                   (18 PAGES)

                                    EXHIBIT C
                         FORM OF JBSI SECURITY AGREEMENT
                                   (__ PAGES)